Exhibit 99.1

Alpha Tau Medical and Healthcare Capital Corp. Announce Completion of Business Combination

Alpha Tau Is Expected to Commence Trading on Nasdaq Under the Ticker “DRTS” on March 8, 2022

JERUSALEM and WILMINGTON, Del., March 7, 2022 /PRNewswire/ -- Alpha Tau Medical Ltd. (“Alpha Tau”), the developer of the innovative alpha-radiation cancer therapy Alpha DaRT™, and Healthcare Capital Corp. (Nasdaq: HCCC) (“HCCC”), a special purpose acquisition company, announced today the successful closing of the previously announced business combination (the “Business Combination”). The combined company will continue to be led by Alpha Tau’s existing management team. Alpha Tau’s ordinary shares and warrants are expected to begin trading on Tuesday, March 8, 2022, on Nasdaq under the ticker symbols “DRTS” and “DRTSW,” respectively.

The transaction, and the various proposals giving effect thereto, were approved by the requisite vote of HCCC stockholders at a special meeting of HCCC’s stockholders held on February 18, 2022. A Current Report on Form 8-K disclosing the full voting results was filed by HCCC with the Securities and Exchange Commission on February 22, 2022. Through completion of the Business Combination, Alpha Tau has raised approximately $90 million in gross cash proceeds.

“We are excited to have reached the successful completion of the merger with HCCC, and appreciate the ongoing support of our existing investors and new joiners to the family, as well as all of the parties involved in bringing this momentous transaction to fruition,” noted Alpha Tau CEO Uzi Sofer. “As we redouble our efforts to bring our Alpha DaRT technology to patients around the world, we are confident that this significant inflow of funds will carry us through a significant number of meaningful milestones.”

Alpha Tau CFO Raphi Levy added, “We are proud to have succeeded in executing on a large fundraising amidst a highly challenging market environment. This will afford us the ability to drive the company forward as we continue to execute on our ambitious plans around the world.”

Advisors

Citigroup acted as lead financial advisor to Alpha Tau. Ladenburg Thalmann also served as financial advisor to Alpha Tau. Value Base M&A Ltd. acted as financial advisor to HCCC on the transaction. Piper Sandler and Cantor Fitzgerald acted as joint placement agents on the PIPE. Cantor Fitzgerald acted as a capital markets advisor to HCCC.

Latham & Watkins LLP and Meitar | Law Offices acted as legal advisors to Alpha Tau. Ellenoff Grossman & Schole LLP and FBC & Co. acted as legal advisors to HCCC. Winston & Strawn LLP acted as legal advisor to the placement agents.

About Alpha Tau Medical Ltd.

Founded in 2016, Alpha Tau is an Israeli medical device company that focuses on research, development, and potential commercialization of the Alpha DaRT for the treatment of solid tumors. The technology was initially developed by Prof. Itzhak Kelson and Prof. Yona Keisari from Tel Aviv University.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, words including “anticipate,” “being,” “will,” “plan,” “may,” “continue,” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Alpha Tau’s and HCCC’s current expectations and various assumptions. Alpha Tau believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Alpha Tau may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation: (i) Alpha Tau’s ability to receive regulatory approval for its Alpha DaRT technology or any future products or product candidates; (ii) Alpha Tau’s limited operating history; (iii) Alpha Tau’s incurrence of significant losses to date; (iv) Alpha Tau’s need for additional funding and ability to raise capital when needed; (v) Alpha Tau’s limited experience in medical device discovery and development; (vi) Alpha Tau’s dependence on the success and commercialization of the Alpha DaRT technology; (vii) the failure of preliminary data from Alpha Tau’s clinical studies to predict final study results; (viii) failure of Alpha Tau’s early clinical studies or preclinical studies to predict future clinical studies; (ix) Alpha Tau’s ability to enroll patients in its clinical trials; (x) undesirable side effects caused by Alpha Tau’s Alpha DaRT technology or any future products or product candidates; (xi) Alpha Tau’s exposure to patent infringement lawsuits; (xii) Alpha Tau’s ability to comply with the extensive regulations applicable to it; (xiii) the ability to meet Nasdaq’s listing standards following the consummation of the Business Combination; (xiv)  the outcome of any legal proceedings that may be instituted against Alpha Tau or others following the consummation of the Business Combination and any definitive agreements with respect thereto (xv) the risk that the Business Combination disrupts current plans and operations of Alpha Tau as a result of the consummation of the transaction described herein; (xvi) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (xvii) costs related to the Business Combination and being a public company; (xviii) changes in applicable laws or regulations; (xix) impacts from the COVID-19 pandemic; and the other important factors discussed under the caption “Risk Factors” in Alpha Tau’s  final proxy statement/prospectus relating to the Business Combination filed with the SEC on January 13, 2022, and other filings that Alpha Tau may make with the United States Securities and Exchange Commission. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Alpha Tau may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing Alpha Tau’s views as of any date subsequent to the date of this press release.

Contact:

Alpha Tau Medical

Amnon Gat+972-54-9746276

amnong@alphatau.com

Investor Relations Contacts:

Chuck Padala

chuck@lifesciadvisors.com

Eric Goldstein

egoldstein@lifesciadvisors.com

Healthcare Capital Corp.

William Johns

wjohns@healthccc.com